EXHIBIT 99.1

Cosmos Health Reports Full Year 2025 Results: Revenue Hits All-Time Record of $65.3M, Up 20%; Gross Profit Surges 83% to $7.9M; Gross Margin Expands 418 Basis Points; Adjusted EPS Improves 82%; Cash Position Up 10x to $3.5M; Record Growth Continues Into 2026 Across All Core Segments

•	Scaled contract manufacturing division, securing long-term agreements for over 12 million units
•	Expanded Sky Premium Life portfolio by 60 SKUs and accelerated global expansion, securing purchase orders for over 300,000 units across new markets
•	Advanced R&D pipeline, securing patented anticancer drugs, multiple AI-driven patent filings, and CCX0722 weight management product entering final development
•	Secured $300 million financing facility to launch digital asset treasury strategy
•	CEO Greg Siokas increased ownership by over 3.3 million shares, reinforcing deep insider conviction
•	Strong momentum continues into 2026 with record growth across all core segments and continued U.S. expansion underway

CHICAGO, IL / ACCESS Newswire / April 15, 2026 / Cosmos Health Inc. (“Cosmos Health” or the “Company”)(NASDAQ:COSM), a diversified, vertically integrated global healthcare group, today reported financial results for the full year ended December 31, 2025, delivering the strongest annual revenue performance in the Company’s history.

Full Year 2025 Financial Highlights

Performance was marked by all-time high revenue, significant gross profit expansion, and margin improvement, driven by strong performance across core business segments, including scaling the contract manufacturing division at Cana Laboratories, increased volumes in the CosmoFarm wholesale distribution business supported by an expanded pharmacy network, solid sales growth through Decahedron in the United Kingdom, and the global expansion of proprietary brands, including Sky Premium Life and C-Scrub.

Key Metric	FY 2025	FY 2024	Change
(in $)
Revenue	65,271,815	54,426,402	+20%
Gross Profit	7,895,575	4,311,323	+83%
Gross Margin	12.10%	7.92%	+418 basis points
Adjusted EBITDA	(3,361,385)	(3,438,975)	2% improvement
Adjusted Net Income (Loss) per Share	(0.12)	(0.65)	+82%
Cash & Cash Equivalents	3,459,893	315,105	+998%
Total Assets	65,477,518	54,311,892	+21%

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Income Statement

•

Revenue increased by 20% to $65.27 million in FY 2025, compared to $54.43 million in FY 2024, representing the highest annual revenue in Company history and reflecting strong performance across all core divisions.

•	Gross profit increased by 83% to $7.90 million, compared to $4.31 million in FY 2024, driven by improved product mix, increased contribution from higher-margin divisions, and operational efficiencies.
•	Gross margin expanded to 12.10%, compared to 7.92% in FY 2024, representing a 418-basis point improvement.
•

Total operating expenses increased to $24.60 million, compared to $19.86 million in FY 2024, reflecting strategic investments in talent and new hires, including managerial, sales, and scientific personnel, corporate growth initiatives supporting global expansion, as well as extensive provisions for doubtful accounts.

○ Excluding provisions for doubtful accounts and other non-cash items, operating expenses remained broadly in line with the prior year.
•

Total other income (expense), net, was ($2.44 million) in FY 2025, compared to ($0.64 million) in FY 2024, largely reflecting non-cash items, including mark-to-market losses on digital assets, non-cash interest expense, and changes in the fair value of convertible notes.

•	Net income (loss) was ($19.14 million), compared to ($16.18 million) in FY 2024.
•	Adjusted EBITDA improved to ($3.36 million), compared to ($3.44 million) in FY 2024, driven by stronger gross profitability and adjustments for non-cash and non-recurring items.
•	Adjusted net income (loss) was ($5.98 million), compared to ($4.45 million) in FY 2024, primarily reflecting higher costs associated with business expansion and growth initiatives.
•

Net income (loss) per share improved significantly, with reported net loss per share of ($0.63) compared to ($1.17) in 2024, while adjusted net income (loss) per share improved to ($0.12) from ($0.65) in the prior year.

Balance Sheet

Cosmos Health maintained a robust financial foundation, expanding its asset base and enhancing liquidity. The Company ended the year with a solid cash position to support growth initiatives.

•	Total assets increased to $65.48 million, compared to $54.31 million as of December 31, 2024, reflecting growth across core business segments and expanded operational scale, supported by the following key components:

○	Property and equipment, net, totaled $10.58 million, largely reflecting the Company’s wholly owned real estate assets, including CosmoFarm’s logistics center and Cana Laboratories’ manufacturing facilities.
○	Cash and cash equivalents totaled $3.46 million, compared to $0.32 million as of December 31, 2024, a more than tenfold increase.
○	Digital assets totaled $1.41 million, reflecting investments in Ethereum under the Company’s treasury diversification strategy.
○	Inventory increased to $5.78 million, compared to $4.36 million, supporting expanded commercial activity and anticipated demand.

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○	Accounts receivable increased to $22.07 million, compared to $14.71 million, reflecting increased business volumes and continued commercial expansion.
○	Goodwill and intangible assets, net, totaled $7.57 million, representing investments in intellectual property, including acquired licenses for established pharmaceutical and nutraceutical products.
○	Prepaid expenses and other current assets increased to $6.54 million, compared to $4.89 million, reflecting strategic supplier prepayments and operational investments supporting growth and supply chain efficiency.

•	Total liabilities increased to $47.05 million, compared to $29.78 million, primarily reflecting higher accounts payable, increased working capital requirements, and expanded credit facilities supporting business growth.
•	Stockholders’ equity totaled $18.42 million, compared to $24.53 million as of December 31, 2024, with the decrease primarily reflecting extensive non-cash provisions for doubtful accounts.

CEO Statement

Greg Siokas, CEO of Cosmos Health, stated:

“2025 was the year Cosmos Health proved its model. Not with promises — with numbers.

We delivered $65.3 million in revenue — a new all-time record, up 20% year-over-year. More importantly, our gross profit nearly doubled, growing 83% to $7.9 million, while gross margin expanded 418 basis points to 12.1%. Our Adjusted EPS improved by 82%, from ($0.65) to ($0.12). These are not incremental improvements. This is the structural transformation of a healthcare platform that has been methodically built over the past several years to be vertically integrated, globally diversified, and increasingly high-margin.

At Cana Laboratories, we secured long-term contract manufacturing agreements representing over 12 million units — providing meaningful revenue visibility and a platform for continued margin expansion. Sky Premium Life secured over 300,000 units in new purchase orders globally, with 60 new SKUs introduced, bringing our total portfolio to over 150 products. We also delivered record distribution volumes at CosmoFarm, driven by an expanded pharmacy network, and we entered the United States — the world’s largest nutraceuticals market — with locally manufactured, clinically validated products. NOOR Collagen is already generating sales with a clear path to over $12 million in annualized revenue at approximately 75% gross margins.

We made bold strategic moves. We activated a $300 million digital asset facility and initiated an Ethereum treasury strategy. We secured buy-out rights and exclusive licensing for two patented anticancer drugs valued at over $24.5 million, targeting prostate, ovarian, and colorectal cancers. We advanced multiple AI-driven patent filings through Cloudscreen, our proprietary drug repurposing platform, targeting multiple sclerosis, gliomas and hematologic malignancies, as well as allergic inflammation.

We ended the year with $3.5 million in cash, more than ten times our year-end 2024 cash position. We also own real estate assets with a fair market value that we believe exceeds our current market capitalization, and we are actively evaluating strategic options to unlock that value for our shareholders.

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I personally increased my ownership by over 3.3 million shares in 2025. I do not do that as a formality. I do that because I believe — with full conviction — that the intrinsic value of Cosmos Health is a significant multiple of where this stock trades today. Our revenue is at a record. Our margins are expanding. Our U.S. business is ramping. Our pipeline is advancing. And we have only just begun to realize the potential of this platform.

2026 has started with strong momentum across all divisions, and we will provide updated guidance in the near term. To our shareholders: we hear you. We are executing for you. And the best chapters of this story are still ahead.”

2025 Business Highlights

R&D and Product Innovation

•	Entered new nanotechnology R&D program to develop next-generation nutraceutical formulations with enhanced phytochemical efficacy
•	Advanced CCX0722 weight management solution into final development phase
•	Filed AI-driven patent application (Application Number N2039646) for allergic inflammation therapy
•	Advanced oncology pipeline with two new AI-driven patent filings (Application Numbers: N2039647 and N2039645) for gliomas and hematologic malignancies
•	Secured buy-out rights and exclusive licensing for two patented anticancer drugs for prostate, ovarian, and colorectal cancers valued at over $24.5 million
•	Filed AI-driven patent application (Application Number N2039644) targeting multiple sclerosis
•	Expanded Sky Premium Life nutraceutical portfolio with 60 new SKUs, increasing total offerings to over 150 products

Manufacturing and Operations

•	Expanded Cana Laboratories facility upgrade program to increase production capacity
•	Signed five-year contract manufacturing agreement with Pharmex for 1.5 million bottles of AMBITASOL antiseptic
•	Signed contract manufacturing agreement with Medical Pharmaquality for 3 million MYCOFAGYL pessaries annually
•	Secured 10-year contract manufacturing agreement with Provident Pharmaceuticals totaling 8 million packs

Global Commercial Expansion

United States:

•	Commenced U.S. operations supported by local manufacturing capabilities
•	Launched NOOR Collagen, projected to generate over $12 million in revenue within 12 months and deliver approximately 75% gross margins

Sky Premium Life:

•	Received follow up order from Pharmalink for 80,000 Sky Premium Life units in the UAE following sell out of the initial 130,000 unit order
•	Launched Sky Premium Life in Albania through partnership with Pharma Cell, securing an initial $300,000 order
•	Expanded Sky Premium Life into Kuwait through exclusive distribution agreement with Diyar United, securing an initial order exceeding 65,000 units
•	Entered Oman through distribution agreement with Scientific Pharmacy for Sky Premium Life, including an initial purchase order of 42,000 units

PCR Kits:

•	Expanded partnership with Virax Biolabs for avian influenza PCR kits, securing exclusive distribution rights across Europe and the GCC

Strategic and Financial Milestones

•	Secured up to $300 million financing facility to launch digital asset treasury
•	Initiated digital asset treasury strategy with $2 million Ethereum investment
•	Launched strategic partnership with Prime Ledger to tokenize intellectual property assets and enhance treasury strategy
•	Secured a €2.2 million bond loan from a European bank on competitive terms, with an option to upsize, to support growth initiatives. The bond carries an interest rate of 2.95% plus the applicable 6-month Euribor.
•	Regained compliance with Nasdaq minimum bid price requirement
•	CEO Greg Siokas acquired more than 3.3 million shares in 2025, reinforcing alignment with shareholders

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Twelve months ended December 31,
	2025	2024
(in $)
GAAP - Figures
REVENUE	65,271,815	54,426,402
GROSS PROFIT	7,895,575	4,311,323
TOTAL OPERATING EXPENSES	(24,599,179)	(19,856,153)
GAIN (LOSS) FROM OPERATIONS	(16,703,604)	(15,544,830)
TOTAL OTHER INCOME (EXPENSE), NET	(2,441,394)	(638,188)
NET LOSS	(19,144,998)	(16,183,018)

NON-GAAP Figures*
ADJUSTED EBITDA	(3,361,385)	(3,438,975)
ADJUSTED NET INCOME (LOSS)	(5,984,020)	(4,451,289)

(*) See “Definitions of Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

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Definitions of Non-GAAP Measures

We collect and analyse operating and financial data to evaluate the health of our business and assess our performance. In addition to Revenue, Income (Loss) from Operations and Net Income (Loss) under GAAP, we use: EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss). We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. Therefore, these non-GAAP financial measures are presented here. Our calculation of these non-GAAP financial measures may differ from similarly titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as income (loss) before income taxes, excluding (i) depreciation and amortization expense, (ii) interest (income) expense, net, (iii) non-cash interest expense, (iv) stock-based compensation, (v) non-recurring and extraordinary items, (vi) other (income) expense, net, (vii) gain (loss) on equity investments and extinguishment of debt, net, (viii) change in fair value of derivatives and convertible notes, (ix) gain (loss) on digital assets, (x) foreign currency transactions, net, (xi) provisions for doubtful accounts, (xii) other non-cash provisions, and (xiii) impairment charges.

We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and Board of Directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and non-recurring and extraordinary items.

For investors to better evaluate the Company’s performance and compare results across reporting periods, Cosmos Health provides a reconciliation of GAAP to non-GAAP financial measures. These adjustments exclude certain non-cash and non-recurring items, including stock-based compensation, non-cash interest expense, provisions for doubtful accounts, changes in the fair value of derivatives and convertible notes, gains or losses on digital assets, foreign currency transactions, and other non-operating or non-recurring items, as applicable and as further described above.

The presentation of the Company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Adjusted Net Income (Loss)

We define Adjusted Net Income (Loss) as Adjusted EBITDA (see above) adding provision for income taxes and deducting interest expense.

Adjusted Net Income (Loss) has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures

Adjusted EBITDA & Adjusted Net Income (Loss)

The following table presents reconciliations of Adjusted EBITDA & Adjusted Net Income (Loss) to the most directly comparable GAAP financial measure for each of the periods indicated.

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	Twelve months ended December 31,
	2025	2024
(in $)
INCOME (LOSS) BEFORE INCOME TAXES	(19,144,998)	(16,183,018)
Adjustments (add back):
Depreciation and amortization expense	1,369,353	1,249,238
Interest (income) / expense, net	1,899,872	1,012,314
Non-cash interest expense	722,763	-
EBITDA	(15,153,010)	(13,921,466)
Non-recurring and extraordinary items	2,732,767	3,926,891
Stock-based compensation	2,312,241	1,689,712
Other (income) / expense, net	233,443	(86,737)
(Gain) / loss on equity investments & debt extinguishment, net	(89,978)	(2,470)
Change in FV of derivatives & convertible notes	(177,362)	-
Gain/(Loss) on digital assets	588,916	-
Foreign currency transactions, net	(339,847)	121,530
Provisions for Doubtful Accounts	6,408,956	4,541,584
Other provisions (non-cash)	(40,296)	-
Impairment charges	162,785	291,980
ADJUSTED EBITDA	(3,361,385)	(3,438,975)
Interest expense	(2,622,635)	(1,012,314)
ADJUSTED NET INCOME (LOSS)	(5,984,020)	(4,451,289)

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CONDENSED CONSOLIDATED BALANCE SHEET DATA

	December 31, 2025	September 30, 2025	December 31, 2024
(in $)	(Audited)	(Unaudited)	(Audited)
ASSETS
Cash & cash equivalents	3,459,893	4,633,660	315,105
Inventory	5,778,142	5,683,662	4,355,365
Accounts receivable, prepaid expenses and other current assets	28,662,583	25,952,190	19,618,932
Property and equipment, net	10,578,858	10,664,820	9,689,505
Goodwill and intangible assets, net	7,569,695	7,960,633	7,756,534
Loans receivable	3,633,839	7,666,483	6,946,749
Other noncurrent assets	5,794,508	6,931,310	5,629,702
TOTAL ASSETS	65,477,518	69,492,758	54,311,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	17,412,973	15,198,777	12,648,882
Other current liabilities	6,047,940	5,505,549	3,564,569
Lines of credit	9,177,684	7,584,786	6,985,052
Notes payable	11,485,084	15,956,667	4,119,471
Other non-current and finance/lease liabilities	2,929,208	2,112,095	2,460,990
Stockholders’ and mezzanine equity	18,424,629	23,134,885	24,532,929
TOTAL LIABILITIES AND STOCKHOLDERS’/MEZZANINE EQUITY	65,477,518	69,492,758	54,311,892

About Cosmos Health Inc.

Cosmos Health Inc. (Nasdaq:COSM), incorporated in 2009 in Nevada, is a diversified, vertically integrated global healthcare group. The Company owns a portfolio of proprietary pharmaceutical and nutraceutical brands, including Sky Premium Life®, Mediterranation®, bio-bebe®, C-Sept® and C-Scrub®. Through its subsidiary Cana Laboratories S.A., licensed under European Good Manufacturing Practices (GMP) and certified by the European Medicines Agency (EMA), it manufactures pharmaceuticals, food supplements, cosmetics, biocides, and medical devices within the European Union. Cosmos Health also distributes a broad line of pharmaceuticals and parapharmaceuticals, including branded generics and OTC medications, to retail pharmacies and wholesale distributors through its subsidiaries in Greece and the UK. Furthermore, the Company has established R&D partnerships targeting major health disorders such as obesity, diabetes, and cancer, enhanced by artificial intelligence drug repurposing technologies, and focuses on the R&D of novel patented nutraceuticals, specialized root extracts, proprietary complex generics, and innovative OTC products. Cosmos Health has also entered the telehealth space through the acquisition of ZipDoctor, Inc., based in Texas, USA. With a global distribution platform, the Company is currently expanding throughout Europe, Asia, and North America, and has offices and distribution centers in Thessaloniki and Athens, Greece, and in Harlow, UK. More information is available at www.cosmoshealthinc.com, www.skypremiumlife.com, www.cana.gr, www.zipdoctor.co, www.cloudscreen.gr, as well as LinkedIn and X.

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Forward-Looking Statements

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” generally identify forward-looking statements, although not all forward-looking statements contain these words. These statements involve risks and uncertainties that may individually or materially affect the matters discussed herein for a variety of reasons outside the Company’s control, including, but not limited to: the Company’s ability to raise sufficient financing to implement its business plan; the effectiveness of its digital asset strategies, including accumulation and yield-generating activities; the impact of the war in Ukraine and ongoing conflicts in the Middle East and other regions on the Company’s business, operations, and the economy in general; and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those anticipated. Readers are encouraged to review the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of any new information, future events, or otherwise.

Investor Relations Contact:

BDG Communications

cosm@bdgcommunications.com

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